UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
 _________________
FORM 8-K
__________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) June 28, 2026
___________________
Matrix Service Company
(Exact Name of Registrant as Specified in Its Charter)
___________________

Delaware	001-15461	73-1352174
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
15 East 5th Street, Suite 1100, Tulsa, Oklahoma 74103
(Address of principal executive offices and zip code)
918-838-8822
(Registrant’s Telephone Number, Including Area Code)
NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)
__________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	MTRX	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected to not use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with our previously announced leadership transition and his appointment to the role of President and Chief Executive Officer of Matrix Service Company (the “Company”), the Board of Directors (the “Board”) of the Company has elected Shawn P. Payne as a Director of the Company effective July 1, 2026, to serve until our next annual meeting. There are no arrangements or understandings between Mr. Payne and any other person pursuant to which he was selected as a Director. The Board has also appointed Mr. Payne to serve as a member of the Project Risk Committee of the Board and chair of the Strategy Committee of the Board. No changes were made to Mr. Payne’s compensation arrangements as a result of his election as a Director of the Company. Mr. Payne’s son, Peyton Payne, is currently employed by an operating subsidiary of the Company as an estimator and receives annual compensation of less than $150,000.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Matrix Service Company

Dated: July 2, 2026	By:	/s/ David Miller

David Miller
Vice President, General Counsel and Corporate Secretary